PREMIER POWER RENEWABLE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2009

	Premier Power Renewable Energy, Inc.	RUPINVEST (unaudited)	Pro Forma Adjustments	Notes	Pro Forma Consolidated
ASSETS		(1)
Current assets:
Cash and cash equivalents	$3,552,347	$2,175,399	$-		$5,727,746
Accounts receivable, net	2,109,961	637,757	-		2,747,718
Inventory	2,336,292	407,656	-		2,743,948
Prepaid expenses and other current assets	75,064	7,024	-		82,088
Costs and estimated earnings in excess of billings on uncompleted contracts	965,683	-	-		965,683
Other assets	1,580,063	-	(1,580,063)	3A	-
			18,292	3B
			(18,292)	3C
Sales tax receivable	161,933	-	-		161,933
Deferred tax assets	262,709	-	-		262,709
Total current assets	11,044,052	3,227,836	(1,580,063)		12,691,825
			-
Property and equipment, net	469,832	32,988	-		502,820
Intangible assets	925,258	-	105,009	3B	1,030,267
Goodwill	483,496	-	11,976,338	3B	12,459,834
Deferred tax assets, long-term	1,150,074	-	-		1,150,074
Total assets	$14,072,712	$3,260,824	$10,501,284		$27,834,820

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,028,788	$1,108,466	$-		$3,137,254
Accrued liablilities	1,114,186	169,552	18,292	3B	1,302,030
Related party advance		1,755,663	(1,755,663)	3A	-
Billings in excess of costs and estimated earnings on uncompleted contracts	523,599	-	-		523,599
Taxes payable	177,113	304,416	-		481,529
Deferred income taxes	-	-	-		-
Borrowings, current	161,754	-	-		161,754
Total current liabilities	4,005,440	3,338,097	(1,737,371)		5,606,166
Contingent consideration liability	-	-	12,026,400	3F	12,026,400
Borrowings, non-current	432,816	-	-		432,816
Long-term deferred income taxes	343,279	-	-		343,279
Total liabilities	4,781,535	3,338,097	10,289,029		18,408,661

Shareholders' equity:
Series A convertible preferred stock, par value $.0001 per shares; 5,000,000 shares designated; 20,000,000 shares of preferred stock authorized; 3,500,000 issued and outstanding at June 30, 2009	350	-	-		350
Series B convertible preferred stock, par value $.0001 per share: 2,800,000 shares issued and outstanding at June 30, 2009	280	-	-		280
Common stock, par value $.0001 per share; 500,000,000 shares authorized; 26,048,750 shares issued and outstanding at June 30, 2009	2,605	-	-		2,605
Common stock, par value $16; 1,250 shares issued and outstanding at December 31, 2008	-	19,500	(19,500)	3C	-
Additional paid-in-capital	17,865,197	-	319,204	3B	18,184,401
Retained earnings (accumulated deficit)	(8,493,037)	(80,714)	80,714	3C	(8,493,037)
Noncontrolling interest	-	(8,622)	(175,600)	3F	(184,222)
Accumulated other comprehensive income (loss)	(84,218)	(7,437)	7,437	3C	(84,218)
Total shareholders' equity	9,291,177	(77,273)	212,255		9,426,159
Total liabilities and shareholders' equity	$14,072,712	$3,260,824	$10,501,284		$27,834,820

(1) Effective May 15, 2009, Premier Power Italy S.p.A. (formerly ARCO Energy, SRL) became a wholly owned subsidiary of Rupinvest Sarl. As the companies were under common control at the time of the reorganization, the balances above reflect the combined accounts of the two entities, with all significant intercompany activity being eliminated, at their historical carrying amounts.

PREMIER POWER RENEWABLE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2009

	Premier Power Renewable Energy, Inc.	RUPINVEST	Pro Forma Adjustments	Notes	Pro Forma Consolidated
	(unaudited)	(unaudited)
		(1)
Net sales	$8,907,699	$2,194,881	$-		$11,102,580
Cost of sales	(8,000,654)	(1,844,721)	-		(9,845,375)
Gross profit	907,045	350,160	-		1,257,205

Operating expenses:
Sales and marketing	1,372,304	161,558	-		1,533,862
General and administrative	2,402,741	286,151	17,502	3E	2,706,394
Total operating expenses	3,775,045	447,710	17,502		4,308,800

Operating (loss) income	(2,868,000)	(97,549)	(17,502)		(2,983,051)

Other income (expense):
Interest expense	(8,170)	(6,088)	-		(14,258)
Other income	-	2,237	-		2,237
Change in fair value of financial instruments	2,183,498	-	-		2,183,498
Interest income	28,438	127	-		28,565
Total other income (expense), net	2,203,766	(3,724)	-		2,200,042

Income before income taxes	(664,234)	(101,273)	(17,502)		(783,009)

Income tax benefit (expense)	1,126,487	(49)	-		1,126,438

Net income (loss)	462,253	(101,322)	(17,502)		343,429

Less: Net income attributable to the noncontrolling interest	-	(10,132)	-		(10,132)

Net income (loss)	$462,253	$(91,190)	$(17,502)		$353,561

Earnings Per Share:

Basic	$0.02				$0.01
Diluted	$0.02				$0.01

Weighted Average Shares Outstanding:

Basic	26,048,750	1,250	1,453,750	3D	27,503,750
Diluted	30,256,711		2,985,000	3D	33,241,711

(1) Amounts reflect the combined result of operations of Rupinvest Sarl and Premier Power Italy S.p.A. (formerly ARCO Energy, SRL) ("Premier Power Italy"). Effective May 15, 2009, the entities were reorganized under common control such that Rupinvest Sarl became the parent of Premier Power Italy. As the entities were under common control, there was no adjustment to the historical basis of the entities assets and liabilities. The combined balances give effect to the elimination of significant intercompany activity.

PREMIER POWER RENEWABLE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the year ended December 31, 2008

	Premier Power Renewable Energy, Inc.	Rupinvest	Pro Forma Adjustments	Notes	Pro Forma Consolidated
	(audited)	(1)

Net sales	$44,237,984	$7,685,250	$-		$51,923,234
Cost of sales	(38,710,592)	(7,027,656)	-		(45,738,248)
Gross profit	5,527,392	657,594	-		6,184,986

Operating expenses:
Sales and marketing	2,224,362	38,728	-		2,263,090
General and administrative	2,505,180	222,173	35,003	3E	2,762,356
Total operating expenses	4,729,542	260,901	35,003		5,025,446

Operating (loss) income	797,850	396,693	(35,003)		1,159,540

Other income (expense):
Interest expense	(82,088)	(520)	-		(82,608)
Other income	-	20	-		20
Interest income	36,764	163	-		36,927
Total other income (expense), net	(45,324)	(337)	-		(45,661)

Income before income taxes	752,526	$396,356	$(35,003)		1,113,879

Income tax benefit (expense)	40,857	$(129,726)	-		(88,869)

Net income (loss) before minority interest	793,383	266,630	(35,003)		1,025,010

Minority interest	(224,315)	(26,663)	-		(250,978)

Net income (loss)	$569,068	$239,967	$(35,003)		$774,032

Earnings Per Share:

Basic	$0.03				$0.03
Diluted	$0.02				$0.03

Weighted Average Shares Outstanding:

Basic	22,666,138	1,250	-		22,667,388
Diluted	23,749,700		2,220,000	3D	25,969,700

(1)	The results of operations for Rupinvest Sarl, consisting of $0 in revenues and approximately $2,000 in operating expenses have been combined with those of Arco Energy Srl for convenience.

PREMIER POWER RENEWABLE ENERGY, INC
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2009, and the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2009, and the year ended December 31, 2008, are based on the historical financial statements of Premier Power Renewable Energy, Inc. (PPRE), and Rupinvest Sarl (Rupinvest) and its majority owned subsidiary Premier Power Italy (formerly ARCO Energy, SRL) after giving effect to PPRE’s acquisition of Rupinvest on July 31, 2009.

We account for business combinations pursuant to Financial Accounting Standards Board Statement No. 141R, Business Combinations.  In accordance with Statement 141R, we allocate the purchase price of an acquired company to the net tangible assets and intangible assets acquired based upon their estimated fair values.  We have made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed consolidated financial statements.  These preliminary estimates and assumptions are subject to change during the measurement period (generally one year from the acquisition date) as we finalize the valuations of the net tangible assets and intangible assets acquired.  In particular, the final valuations of identifiable intangible assets and associated tax effects may change significantly from our preliminary estimates.  These changes could result in material variances between our future financial results and the amounts presented in these unaudited condensed consolidated pro forma financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma condensed consolidated financial statements as of and for the six month period ended June 30, 2009 present the noncontrolling interest related to Rupinvest in accordance with FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statemetns - An Amendment of ARB No. 51, which is effective for interim periods beginning on January 1, 2009.

The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that we would have reported had the acquisition of Rupinvest and its majority owned subsidiary Premier Power Italy been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position. The unaudited pro forma condensed consolidated financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies.

On May 15, 2009 the common ownership of Rupinvest and ARCO Energy, SRL (ARCO) effected a legal reorganization of their ownership interests so that ARCO became a subsidiary of Rupinvest. As Rupinvest and ARCO were under common control, the transaction has been treated as a reorganization. The historical results of operations for Rupinvest for the six months ended June 30, 2009 include the results of operations of both Rupinvest and ARCO.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of PPRE, Rupinvest, and ARCO Energy, S.R.L included herein.

2.	ACQUISITION OF RUPINVEST SARL AND ITS MAJORITY OWNED SUBSIDIARY, PREMIER POWER ITALY

We acquired Rupinvest and its 90% interest in Premier Power Italy on July 31, 2009 in exchange for $18,292 in cash, a capital investment in the amount of $1,580,063, and the potential issuance of up to 3 million shares of PPRE’s common stock (“Contingent Consideration”).

The Contingent Consideration is to be distributed over a three-year period based upon Premier Power Italy achieving certain sales and gross margin goals during such period.  Based on projected sales and gross margin levels of Premier Power Italy, the PPRE determined that all of the Contingent Consideration would be earned by the sellers. An independent third party valuation determined the value of the Contingent Consideration to be $12,026,400.  The valuation used a discounted future income methodology for the years 2009, 2010 and 2011 inclusive and then applied a discounted cash flow model to the calculation periods.  The applicable results obtained were then incorporated into the universal income projections for Premier Power for the years 2009 through 2011 and further analyzed from a cash flow perspective in order to determine the overall value of the PPRE and the related fair value of the PPRE’s outstanding stock in 2009, 2010 and 2011. The projected 2009, 2010 and 2011 fair value of the PPRE’s stock price was then multiplied against a yearly estimate of shares earned by Rupinvest.  The specific calculation of the shares earned were determined by utilizing a probability weighted approach. A discount rate of 20%  was used in the valuation model, based on the aggregate of 3 factors:  [1] risk free rate of return, [2] market equity premium, [3] special company risk premium, as determined by the independent third party valuation.

PREMIER POWER RENEWABLE ENERGY, INC
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Preliminary Purchase Price Allocation

The total purchase price for Rupinvest Sarl of $13,624,755 was allocated to the net tangible assets and intangible assets acquired based upon their estimated fair value as of July 31, 2009, as set forth below.  The excess of the purchase price over the net tangible assets and intangible assets was recorded as goodwill.  The preliminary allocation of the purchase price was based upon a preliminary valuation and our estimates and assumptions are subject to change.

A summary of the acquired tangible and intangible assets and liabilities is as follows:

Fair value of shares exchanged agreeemnt	$12,026,400
Cash and capital contribution	$1,598,355
Tangible assets acquired	$(2,151,375)
Amortizing intangible assets acquired	$(105,009)
Liabilities assumed	$607,967
Goodwill	$11,976,338

Intangible Assets

Amortizing intangible assets consist of the estimated fair value of acquired customer lists.  In estimating the fair value we used an income approach, utilizing a discount rate of 20%.  We have estimated the useful life of the acquired customer lists to be three years.

3.	PRO FORMA FINANCIAL STATEMENT ADJUSTMENTS

The following pro forma adjustments are included in our unaudited pro forma condensed consolidated financial statements:

A.	To reclassify working capital deposit as part of purchase price (see Note 2 to these pro forma condensed consolidated financial statements)

B.	To record the purchase price and preliminary allocation of purchase price to the acquired tangible and intangible assets and liabilities.

C.	To eliminate the historical capital stock and equity of Rupinvest and its majority owned subsidiary Premier Power Italy.

D.
The basic weighted average shares were adjusted for contingent shares assumed issued under the contingent arrangement and diluted weighted average shares have been adjusted for shares earned as of the reporting date under the contingency arrangment, whether they have been distributed or not.

E.	To amortize the intangible assets acquired.

F.
Estimated fair value of the contingent consideration (see Note 2). As the amount and value of the shares to be issued in satisfaction of the contingent consideration are variable based on Premier Power Italy's sales levels, the Company determined that classification as a liability was appropriate.

G.	To reflect the charge in non-controlling interest resulting from the increase in net assets of Premier Power Italy resulting from the acquisition.